Exhibit 99.1

NEWS ANNOUNCEMENT

Webcast/Conference Call TODAY, Thursday, March 14 at 5:00 p.m. ET

WEBCAST LINK:	www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN:	800/381-7839 or 212/231-2904 (international callers)

CALL REPLAY:	800/633-8284 or 402/977-9140; passcode: 21648760 (through March 21)

Carmike Cinemas Reports 23% Year over Year Increase in Q4 Revenue to $146.6 Million

Recognition of Deferred Income Tax Asset of $86.5 Million Increases Net Income

COLUMBUS, GA – March 14, 2013 -- Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today reported results for the three and twelve month periods ended December 31, 2012, as summarized below.

SUMMARY FINANCIAL DATA

(unaudited)

	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
(in millions)	2012	2011	2012	2011
Total revenue	$146.6	$118.9	$539.3	$477.8
Operating income	16.7	8.3	54.7	35.5
Interest expense	10.5	8.3	36.0	34.1
Theatre level cash flow(1)	35.6	24.3	118.3	91.8
Net income (loss)	91.6	1.7	96.3	(7.7)
Adjusted net income (loss)(1)	7.6	3.1	18.7	(4.6)
Adjusted EBITDA(1)	30.2	18.9	97.9	72.7

(in millions)	Dec. 31, 2012	Dec. 31, 2011
Total debt(1)	$434.7	$315.4
Net debt(1)	$366.2	$301.8

(1)	Theatre level cash flow, adjusted net income (loss), adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to net income (loss) and adjusted net income (loss) to net income (loss) for the three and twelve months ended December 31, 2012 and 2011, as well as a schedule of total debt and net debt as of December 31, 2012 and 2011, are included in the supplementary tables accompanying this news announcement.

Carmike Cinemas’ President and Chief Executive Officer David Passman stated, “Carmike finished the year on a strong note, propelled by attendance gains, the Rave asset acquisition and increased average ticket and concessions purchases by our patrons. Carmike’s full-year admissions receipts increased by 11.7%, some 520 basis points above the reported industry percentages. Excluding the acquisition of Rave, Carmike’s full year box office gains bettered the industry by 220 basis points.

“Carmike’s operational and financial turnaround over the last few years is underscored by the Q4 recognition of an income tax benefit of deferred tax assets of $86.5 million. This is another example reflecting the hard work and diligence of our entire organization, from senior management to our thousands of theatre-level associates that serve our guests each and every day at Carmike’s approximately 250 locations.

“Carmike’s ongoing focus on increasing concessions and other revenues continues to be an area of noteworthy success. In Q4 our concessions/other spending per cap approached the $4.00 mark, thereby extending our streak of year-over-year per patron spending gains to 12 successive quarters.

We will continue to deploy our most successful concessions promotions, actively experiment with a wide array of creative new programs and also work to keep the positive theatre-level momentum going strong in the year ahead.

“The Rave Reviews Cinemas 251 screen acquisition closed in mid-November 2012, which aided in the achievement of strong cash flow in Q4, with an Adjusted EBITDA increase of nearly 60% over 2011. Our 2012 Q4 adjusted EBITDA margin exceeded 20 percent, a substantial improvement over the 2011 period. The Company’s growing footprint expanded to approximately 2,500 screens as we took another step along our way to achieving Carmike’s next corporate milestone of 3,000 screens and 300 locations across ‘Hometown America.’ We will continue to actively target acquisitions and attractive build-to-suit opportunities. The Company has a pipeline of new theatre locations under construction as well as a number in the planning or advanced negotiating stage,” concluded Mr. Passman.

THEATRE PERFORMANCE STATISTICS

(unaudited)

	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2012	2011	2012	2011
Average theatres	242	237	236	236
Average screens	2,397	2,259	2,286	2,230
Average attendance per screen(1)	5,523	5,046	22,032	21,155
Average admissions per patron(1)	$7.10	$6.76	$6.85	$6.57
Average concessions/other sales per patron(1)	$3.99	$3.77	$3.91	$3.66
Total attendance (in thousands)(1)	13,240	11,401	50,357	47,177
Total operating revenues (in thousands)	$146,564	$118,933	$539,324	$477,816

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike’s average Q4 admissions per patron increased 5.0% to $7.10, primarily due to fewer discounted admissions and promotional activities versus the comparable 2011 quarter. Average concessions and other revenue per patron rose 5.8% to $3.99. In aggregate, per patron spending rose 5.3% to a record $11.09, up from $10.53 a year earlier.

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “Carmike’s Q4 film exhibition costs as a percentage of admissions revenues increased modestly to 53.8%, compared to the year-ago level due primarily to the more successful movie slate. Other theatre operating costs as a percentage of total revenues declined significantly during the period – by 420 basis points to 36.9% – illustrating the significant leverage in our cost structure. The increase in G&A expenses primarily resulted from higher professional fees related to merger and acquisition activity, including the Rave transaction. Also as expected, quarterly interest expense rose last quarter to $10.5 million, due to a combination of our assumption of long-term lease obligations associated with the additional Rave theatres, as well as higher fixed quarterly interest charges on the $210 million of seven-year senior secured notes we issued last April.

“On a full-year basis, Carmike’s Adjusted EBITDA rose to $97.9 million, a 34.6% increase over the prior 12 month period. At year end we had $366.2 million of net debt, reflecting an aggregate of capital leases and long-term financing obligations, plus our senior notes, versus net debt of $301.8 million at December 31, 2011. The increase is primarily related to financing obligations on leases assumed in the Rave acquisition. Carmike’s balance sheet included a year-end cash balance of $68.5 million. Our top priority for cash deployment over the near-term continues to be growth via acquisitions and new-builds.

“Lastly, our reported Q4 and full-year net income and EPS positively benefited from an $86.5 million valuation allowance reversal of the Company’s deferred tax assets at December 31, 2012. This accounting treatment was made after reviewing the potential future recovery of our deferred tax asset balance from future taxable income,” concluded Mr. Hare.

Supplemental Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income (loss), total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net income (loss) is defined as net income (loss) less benefit from release of valuation allowance on deferred tax assets plus impairment of long-lived assets, loss on extinguishment of debt, write-off of note receivable, merger and acquisition-related expenses, loss on sale of property and equipment and severance agreement charges, net of tax. Carmike believes adjusted net income (loss) is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of long-term debt, capital leases and long-term financing obligations, long-term debt (less current maturities) and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net income (loss) plus income tax (benefit) expense, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus income from unconsolidated affiliates, (income) loss from discontinued operations, loss on extinguishment of debt, severance agreement charges, merger and acquisition-related expenses, loss on sale of property and equipment, write-off of note receivable and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of December 31, 2012, Carmike had 249 theatres with 2,502 screens in 35 states. Carmike’s digital cinema footprint reached 2,359 screens, including 225 theatres with 855 screens that are also equipped for 3-D. The circuit also includes 16 “Big D” large format digital experience auditoriums, featuring state-of-the-art equipment and luxurious seating and 7 IMAX® auditoriums. As “America’s Hometown Theatre Chain,” Carmike’s primary focus for its locations is small to mid-sized communities.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding circuit expansion, additional acquisition opportunities, recoverability of deferred tax assets, and additional operating gains. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 7.375% Senior Secured Notes due 2019; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:
Robert Rinderman or Jennifer Neuman	Richard B. Hare
JCIR – Investor Relations/Corporate Communications	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Admissions	$93,707	$76,416	$343,091	$307,107
Concessions and other	52,857	42,517	196,233	170,709

Total operating revenues	146,564	118,933	539,324	477,816

Operating costs and expenses:
Film exhibition costs	50,456	40,847	186,016	165,934
Concession costs	6,427	4,877	23,239	19,690
Other theatre operating costs	54,116	48,894	211,746	200,390
General and administrative expenses	8,608	5,396	24,547	19,084
Severance agreement charges	—	—	473	845
Depreciation and amortization	9,395	8,266	33,370	32,083
Loss on sale of property and equipment	19	226	968	333
Write-off of note receivable	—	—	—	750
Impairment of long-lived assets	882	2,129	4,253	3,239

Total operating costs and expenses	129,903	110,635	484,612	442,348

Operating income	16,661	8,298	54,712	35,468
Interest expense	10,526	8,280	36,004	34,113
Loss on extinguishment of debt	—	—	4,961	—

Income before income tax and income from unconsolidated affiliates	6,135	18	13,747	1,355
Income tax (benefit) expense	(84,586)	(878)	(80,790)	10,479
Income from unconsolidated affiliates	246	810	1,204	1,797

Income (loss) from continuing operations	90,967	1,706	95,741	(7,327)
Income (loss) from discontinued operations	681	9	567	(383)

Net income (loss)	$91,648	$1,715	$96,308	$(7,710)

Weighted average shares outstanding:
Basic	17,273	12,824	15,761	12,807
Diluted	17,661	12,884	16,086	12,807

Net loss per common share (Basic):
Income (loss) from continuing operations	$5.27	$0.13	$6.07	$(0.57)
Income (loss) from discontinued operations, net of tax	0.04	—	0.04	(0.03)

Net income (loss) per common share	$5.31	$0.13	$6.11	$(0.60)

Net loss per common share (Diluted):
Income (loss) from continuing operations	$5.15	$0.13	$5.95	$(0.57)
Income (loss) from discontinued operations, net of tax	0.04	—	0.04	(0.03)

Net income (loss) per common share	$5.19	$0.13	$5.99	$(0.60)

CARMIKE CINEMAS, INC. and SUBSIDIARIES

SUPPLEMENTARY NON-GAAP RECONCILIATIONS

THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)

($ in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income (loss)	$91,648	$1,715	$96,308	$(7,710)
Income tax (benefit) expense	(84,586)	(878)	(80,790)	10,479
Interest expense	10,526	8,280	36,004	34,133
Depreciation and amortization	9,395	8,266	33,370	32,083

EBITDA	$26,983	$17,383	$84,892	$68,985
Income from unconsolidated affiliates	(246)	(810)	(1,204)	(1,797)
(Income) loss from discontinued operations	(681)	(9)	(567)	383
Loss on extinguishment of debt	—	—	4,961	—
Merger and acquisition-related expenses	3,214	—	4,094	—
Severance agreement charges	—	—	473	845
Write-off of note receivable	—	—	—	750
Loss on sale of property and equipment	19	226	968	333
Impairment of long-lived assets	882	2,129	4,253	3,239

Adjusted EBITDA	$30,171	$18,919	$97,870	$72,738

General and administrative expenses	5,394	5,396	20,453	19,084

Theatre level cash flow	$35,565	$24,315	$118,323	$91,822

TOTAL DEBT AND NET DEBT (Unaudited)

($ in thousands)

	Dec. 31, 2012	Dec. 31, 2011
Current maturities of long-term debt, capital leases and long-term financing obligations	$4,422	$3,959
Long-term debt, less current maturities	209,548	196,880
Capital leases and long-term financing obligations, less current maturities	220,725	114,608

Total debt	$434,695	$315,447
Less cash and cash equivalents	(68,531)	(13,616)

Net debt	$366,164	$301,831

ADJUSTED NET INCOME (Unaudited)

($ in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income (loss)	$91,648	$1,715	$96,308	$(7,710)
Release of valuation allowance on deferred tax assets	(86,533)	—	(86,533)	—
Impairment of long-lived assets	882	2,129	4,253	3,239
Merger and acquisition-related expenses	3,214	—	4,094	—
Write-off of note receivable	—	—	—	750
Loss on extinguishment of debt	—	—	4,961	—
Loss on sale of property and equipment	19	226	968	333
Severance agreement charges	—	—	473	845
Tax effect of adjustments to net income (loss)(1)	(1,626)	(930)	(5,826)	(2,041)

Adjusted net income (loss)	$7,604	$3,140	$18,698	$(4,584)

Weighted average shares outstanding (basic)	17,273	12,824	15,761	12,807
Weighted average shares outstanding (diluted)	17,661	12,884	16,086	12,807
Adjusted net income (loss) per share (basic)	$0.44	$0.24	$1.19	$(0.36)
Adjusted net income (loss) per share (diluted)	$0.43	$0.24	$1.16	$(0.36)

(1)	Adjustments to net income (loss) for the three and twelve months ended December 31, 2012 and 2011 are shown net of tax effect of 39.5%, which represents the estimated combined federal and state tax rates.

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